                                                              EXHIBIT (8)(i)(ii)

                   AMENDMENT TO FUND PARTICIPATION AGREEMENT



     American General Life Insurance Company, Templeton Variable Products Series Fund, and Franklin Templeton Distributors, Inc. hereby amend their Fund Participation Agreement dated as of April 1, 1999, ("Agreement"), by:

        1. Adding Franklin Templeton Variable Insurance Products Trust ("VIP"), an open-end management investment company organized as a business trust under Massachusetts law, as a party to the Agreement between and among Templeton Variable Products Series Fund ("TVP"), an open-end management investment company organized as a business trust under Massachusetts law (both Templeton Variable Products Series Fund and Franklin Templeton Variable Insurance Products Trust shall hereinafter be referred to as the "Trust"), Franklin Templeton Distributors, Inc., a California corporation, the Trust's principal underwriter (the "Underwriter") and American General Life Insurance Company, a life insurance company organized as a corporation under Texas law (the "Company").

        2. Adding Article IX, "Agreement"

                                   AGREEMENT

                9.1 Form of Agreement. This Agreement shall create a separate agreement for each Trust and the Underwriter as though each Trust and the Underwriter had separately executed an identical Fund Participation Agreement with the Company. No rights, responsibilities or liabilities arising under the Agreement as it pertains to one Trust shall be enforceable by or against any party to the Agreement as it pertains to another Trust.

        3. Adding Franklin Templeton Variable Insurance Products Trust to
           Article VII, "Notices"

                If to the Trust:
                        Franklin Templeton Variable Insurance Products Trust 777 Mariners Island Boulevard
                        San Mateo, CA 94404
                              Attention: Karen L. Skidmore, Assistant Vice
                                         President & Assistant Secretary

        4. Replacing Schedules A, B, and C with amended Schedule A-C, attached;

        5. Replacing Schedule D with amended Schedule D, attached;

        6. Replacing Schedule E with amended Schedule E, attached.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment to Fund Participation Agreement, to be effective as of
[     ], 1999.


American General Life Insurance Company                          Templeton Variable Products Series Fund
---------------------------------------                          ---------------------------------------
By its authorized officer                                        By its authorized officer

By:____________________________________                          By:______________________________
Name:                                                            Name:  Karen L. Skidmore
Title:                                                           Title: Assistant Vice President and Assistant Secretary

                                                                 Franklin Templeton Variable Insurance Products Trust
                                                                 -------------------------------------------------------
                                                                 By its authorized officer

                                                                 By:_______________________________
                                                                 Name:  Karen L. Skidmore
                                                                 Title: Assistant Vice President and Assistant Secretary

                                                                 Franklin Templeton Distributors, Inc.
                                                                 -------------------------------------
                                                                 By its authorized officer

                                                                 By:__________________________________
                                                                 Name:  Deborah Gatzek
                                                                 Title: Senior Vice President

                                 SCHEDULE A-C


          Contracts Issued by American General Life Insurance Company
          -----------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                                CONTRACT 1                  CONTRACT 2                   CONTRACT 3
-----------------------------------------------------------------------------------------------------------
CONTRACT/PRODUCT NAME        Platinum Investor           Legacy Plus VUL            Key Legacy Plus VUL
 AND TYPE                    Variable Annuity
-----------------------------------------------------------------------------------------------------------
REGISTERED (Y/N)             Yes                         Yes                        Yes
-----------------------------------------------------------------------------------------------------------
SEC REGISTRATION             333-70667                   333-53909                  333-89897
 NUMBER -1933 ACT
-----------------------------------------------------------------------------------------------------------
REPRESENTATIVE FORM          98020                       98615                      99616
 NUMBERS
-----------------------------------------------------------------------------------------------------------
SEPARATE ACCOUNT             American General Life       American General Life      American General Life
 NAME/DATE ESTABLISHED       Insurance Company           Insurance Company          Insurance Company
                             Separate Account D          Separate Account VL-R -    Separate Account VL-R -
                                                         May 6, 1997                May 6, 1997
-----------------------------------------------------------------------------------------------------------
SEC REGISTRATION             811-02441                   811-08561                  811-08561
 NUMBER - 1940 ACT
-----------------------------------------------------------------------------------------------------------
TEMPLETON VARIABLE           TVP - Templeton Asset       TVP - Templeton            TVP - Templeton
 PRODUCTS SERIES FUND        Allocation Fund -           Developing Markets Fund -  International Fund -
 ("TVP"), FRANKLIN           Class 2 (Templeton          Class 2 (Templeton Asset   Class 2 (Templeton
 TEMPLETON VARIABLE          Investment Counsel,         Management Ltd.)           Investment Counsel, Inc.)
 INSURANCE PRODUCTS          Inc.)
 TRUST ("VIP")                                           TVP - Templeton            VIP - Franklin Small Cap
 -PORTFOLIOS, CLASSES        TVP - Templeton             International Fund -       Fund - Class 2 (Franklin
 AND ADVISER                 International Fund -        Class 2 (Templeton         Advisers, Inc.)
                             Class 2 (Templeton          Investment Counsel, Inc.)
                             Investment Counsel,
                             Inc.)                       TVP - Franklin Small Cap
                                                         Investments Fund - Class
                                                         2 (Franklin Advisers,
                                                         Inc.)
-----------------------------------------------------------------------------------------------------------

                                 SCHEDULE A-C


          Contracts Issued by American General Life Insurance Company
          -----------------------------------------------------------


----------------------------------------------------------------------------------------------------------
                                CONTRACT 4                  CONTRACT 5                   CONTRACT 6
----------------------------------------------------------------------------------------------------------
CONTRACT/PRODUCT NAME      The One Solution VUL
 AND TYPE
-----------------------------------------------------------------------------------------------------------
REGISTERED (Y/N)           Yes
-----------------------------------------------------------------------------------------------------------

SEC REGISTRATION           333-87307
 NUMBER -1933 ACT
-----------------------------------------------------------------------------------------------------------
REPRESENTATIVE FORM        99615
 NUMBERS
-----------------------------------------------------------------------------------------------------------
SEPARATE ACCOUNT           American General Life
 NAME/DATE ESTABLISHED     Insurance Company
                           Separate Account VL-R
                           - May 6, 1997
-----------------------------------------------------------------------------------------------------------
SEC REGISTRATION           811-08561
 NUMBER - 1940 ACT
-----------------------------------------------------------------------------------------------------------
TEMPLETON VARIABLE         TVP - Templeton
 PRODUCTS SERIES FUND      Developing Markets
 ("TVP"), FRANKLIN         Fund - Class 2
 TEMPLETON VARIABLE        (Templeton Asset
 INSURANCE PRODUCTS        Management Ltd.)
 TRUST ("VIP")
 -PORTFOLIOS, CLASSES      VIP - Franklin Small
 AND ADVISER               Cap Fund - Class 2
                           (Franklin Advisers,
                           Inc.)
-----------------------------------------------------------------------------------------------------------

                                  SCHEDULE D

                OTHER PORTFOLIOS AVAILABLE UNDER THE CONTRACTS
                ----------------------------------------------


Platinum Investor Variable Annuity:                                   Legacy Plus VUL:
-----------------------------------                                   ----------------
AIM Variable Insurance Funds, Inc.                                    AIM Variable Insurance Funds, Inc.
        AIM V.I. International Equity Fund                                      V.I. International Equity Fund
        AIM V.I. Value Fund                                                     V.I. Value Fund

American General Series Portfolio Company                             American General Series Portfolio Company
        International Equities Fund                                             Money Market Fund
        MidCap Index Fund
        Money Market Fund
        Stock Index Fund

Dreyfus Variable Investment Fund                                      BT Insurance Funds Trust
        Quality Bond Portfolio                                                  Equity 500 Index
        Small Cap Portfolio                                                     EAFE Equity Index

Dreyfus Socially Responsible Growth Fund, Inc.

MFS Variable Insurance Trust                                          Morgan Stanley Universal Funds, Inc.
        MFS Emerging Growth Series                                              Equity Growth

Morgan Stanley Universal Funds, Inc.                                  MFS Variable Insurance Trust
        Equity Growth Portfolio                                                 MFS Emerging Growth Series
        High Yield Portfolio

SAFECO Resource Series Trust                                          Putnam Variable Trust
        Equity Portfolio                                                        Putnam VT Diversified Income Fund
        Growth Portfolio                                                        Putnam VT Growth & Income Fund

Van Kampen American Capital Life Investment Trust
        Strategic Stock Portfolio

                                                                      Oppenheimer Variable Account Funds
                                                                                Oppenheimer High Income

                                                             SCHEDULE D

                                           OTHER PORTFOLIOS AVAILABLE UNDER THE CONTRACTS
                                           ----------------------------------------------
                                                            (CONTINUED)
Key Legacy Plus                                                       The One VUL Solution
---------------                                                       --------------------
AIM Variable Insurance Funds, Inc.                                    AIM Variable Insurance  Funds, Inc.
----------------------------------                                    -----------------------------------
        AIM V.I. International Equity Fund                                      AIM V.I. Capital Appreciation Fund
                                                                      --------------------------------------------
                                                                                AIM V.I. Government Securities Fund
                                                                      ---------------------------------------------
                                                                                AIM V.I. High Yield Fund
                                                                      ----------------------------------
                                                                                AIM V.I. International Equity Fund
                                                                      --------------------------------------------
American Century Variable Portfolios, Inc.                            American General Series Portfolio Company
------------------------------------------                            -----------------------------------------
        VP Value Fund                                                           Money Market Fund
American General Series Portfolio Company                             Kemper Variable Series
-----------------------------------------                             ----------------------
        Money Market Fund                                                       Kemper International Portfolio
                                                                                Kemper Small Cap Value Portfolio
MFS Variable Insurance Trust                                          MFS Variable Insurance Trust
----------------------------                                          ----------------------------
        MFS Total Return Series                                                 MFS Growth With Income Series
Neuberger Berman Advisers Management Trust                            Oppenheimer Variable Account Funds
------------------------------------------                            ----------------------------------
        Partners Portfolio                                                      Oppenheimer High Income Fund/VA
Oppenheimer Variable Account Funds                                    One Group Investment Trust
----------------------------------                                    --------------------------
        Oppenheimer High Income Fund/VA                                         One Group Investment Trust Diversified Equity
                                                                                        Portfolio
                                                                                One Group Investment Trust Equity Index Portfolio
                                                                                One Group Investment Trust Government Bond Portfolio
                                                                                One Group Investment Trust Large Cap Growth
                                                                                        Portfolio
                                                                                One Group Investment Trust Mid Cap Growth Portfolio
Putnam Variable Trust                                                 Putnam Variable Trust
---------------------                                                 --------------------------------------------------------------
        Putnam VT Diversified Income Fund                                       Putnam VT Vista Fund
Van Kampen Life Investment Trust                                      Van Kampen Life Investment Trust
--------------------------------                                      --------------------------------------------------------------
        Emerging Growth Portfolio                                               Emerging Growth Portfolio
Victory Variable Insurance Funds
--------------------------------
        Diversified Stock Fund
        Investment Quality Bond Fund
        Small Cap Opportunity Fund

                                  SCHEDULE E

                               RULE 12B-1 PLANS

                             Compensation Schedule
                             ---------------------

Each Portfolio named below shall pay the following amounts pursuant to the terms and conditions referenced below under its Class 2 Rule 12b-1 Distribution Plan, stated as a percentage per year of Class 2's average daily net assets represented by shares of Class 2.

Trust and Portfolio                             Maximum Annual Payment Rate
---------------------------------------------------------------------------
TVP - FRANKLIN SMALL CAP INVESTMENTS FUND               0.25%
TVP - TEMPLETON ASSET ALLOCATION FUND                   0.25%
TVP - TEMPLETON DEVELOPING MARKETS FUND                 0.25%
TVP - TEMPLETON INTERNATIONAL FUND                      0.25%
VIP - FRANKLIN SMALL CAP FUND                           0.25%

                             Agreement Provisions
                             --------------------

  If the Company, on behalf of any Account, purchases Trust Portfolio shares ("Eligible Shares") which are subject to a Rule 12b-1 Plan adopted under the 1940 Act (the "Plan"), the Company may participate in the Plan.

  To the extent the Company or its affiliates, agents or designees (collectively "you") you provide administrative and other services which assist in the promotion and distribution of Eligible Shares or Variable Contracts offering Eligible Shares, the Underwriter, the Trust or their affiliates (collectively, "we") may pay you a Rule 12b-1 fee. "Administrative and other services" may include, but are not limited to, furnishing personal services to owners of Contracts which may invest in Eligible Shares ("Contract Owners"), answering routine inquiries regarding a Portfolio, coordinating responses to Contract Owner inquiries regarding the Portfolios, maintaining such accounts or providing such other enhanced services as a Trust Portfolio or Contract may require, maintaining customer accounts and records, or providing other services eligible for service fees as defined under NASD rules. Your acceptance of such compensation is your acknowledgment that eligible services have been rendered. All Rule 12b-1 fees, shall be based on the value of Eligible Shares owned by the Company on behalf of its Accounts, and shall be calculated on the basis and at the rates set forth in the Compensation Schedule stated above. The aggregate annual fees paid pursuant to each Plan shall not exceed the amounts stated as the "annual maximums" in the Portfolio's prospectus, unless an increase is approved by shareholders as provided in the Plan. These maximums shall be a specified percent of the value of a Portfolio's net assets attributable to Eligible Shares owned by the Company on behalf of its Accounts (determined in the same manner as the Portfolio uses to compute its net assets as set forth in its effective Prospectus).

  You shall furnish us with such information as shall reasonably be requested by the Trust's Boards of Trustees ("Trustees") with respect to the Rule 12b-1 fees paid to you pursuant to the Plans. We shall furnish to the Trustees, for their review on a quarterly basis, a written report of the amounts expended under the Plans and the purposes for which such expenditures were made.

  The Plans and provisions of any agreement relating to such Plans must be approved annually by a vote of the Trustees, including the Trustees who are not interested persons of the Trust and who have no financial interest in the Plans or any related agreement ("Disinterested Trustees"). Each Plan may be terminated at any time by the vote of a majority of the Disinterested Trustees, or by a vote of a majority of the outstanding shares as provided in the Plan, on sixty (60) days' written notice, without payment of any penalty. The Plans may also be terminated by any act that terminates the Underwriting Agreement between the Underwriter and the Trust, and/or the management or administration agreement between Franklin Advisers, Inc. or Templeton Investment Counsel, Inc. or their affiliates and the Trust. Continuation of the Plans is also conditioned on Disinterested Trustees being ultimately responsible for selecting and nominating any new Disinterested Trustees. Under Rule 12b-1, the Trustees have a duty to request and evaluate, and persons who are party to any agreement related to a Plan have a duty to furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement should be implemented or continued. Under Rule 12b-1, the Trust is permitted to implement or continue Plans or the provisions of any agreement relating to such Plans from year-to-year only if, based on certain legal considerations, the Trustees are able to conclude that the Plans will benefit each affected Trust Portfolio and class. Absent such yearly determination, the Plans must be terminated as set forth above. In the event of the termination of the Plans for any reason, the provisions of this Schedule E relating to the Plans will also terminate.

Any obligation assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of the Trust and no person shall seek satisfaction thereof from shareholders of the Trust. You agree to waive payment of any amounts payable to you by Underwriter under a Plan until such time as the Underwriter has received such fee from the Fund.

The provisions of the Plans shall control over the provisions of the Participation Agreement, including this Schedule E, in the event of any inconsistency.

You agree to provide complete disclosure as required by all applicable statutes, rules and regulations of all rule 12b-1 fees received from us in the prospectus of the contracts.